Exhibit 10.22

Amendment No. 4 (the “Amendment”)

TO: Clever Leaves International Inc. (formerly, Northern Swan Holdings, Inc.) (the "Company")

RE: The Notes (as such term is defined in the amended and restated intercreditor and collateral agency agreement dated May 10, 2019 (the "Intercreditor Agreement")) among, the Company, as issuer, GLAS Americas LLC (the "Collateral Agent"), as collateral agent, GLAS USA LLC, as paying agent, and the noteholders party thereto from time to time.

DATE: January 26, 2021

WHEREAS, the undersigned entered into certain amendment, consent and waiver agreements dated March 26, 2020, June 23, 2020 and November 9, 2020;

WHEREAS, on December 18, 2020, the Company and Schultze Special Purpose Acquisition Corp. consummated a business combination (the “Business Combination”), as a result of which the Company became a wholly owned subsidiary of Clever Leaves Holdings Inc. (“Holdings”), and Holdings became the holding company of the combined group of companies listed on The Nasdaq Stock Market; and

WHEREAS, as a result of the foregoing, the undersigned wish to amend the Company’s reporting obligations to the Noteholders under the Notes as more particularly set out herein.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the undersigned, each of the undersigned agree as follows:

1.Defined Terms. Capital terms used in this Amendment but not otherwise defined herein shall have the meanings set forth in the Intercreditor Agreement.

1.Amendment to the Notes. Section 6.3 of each of the Notes is hereby amended by adding a new paragraph at the end of Section 6.3 as follows:

“Notwithstanding anything herein to the contrary, for so long as the Company is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and such reports are publicly available via the Commission’s EDGAR system, and such reports are timely filed (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), then the Company shall not be required to deliver to the Lender any of the financial reports set forth in Sections 6.3.1, 6.3.2, 6.3.3 or 6.3.4 above or deliver any of the quarterly financial statements referred to in Section 6.3.5 above.”

1.Miscellaneous.

a.This Agreement is supplemental to the Notes. The Notes and Loan Documents remain in full force and effect, as amended hereby, and are hereby ratified and confirmed in all respects. Each of the Company and Guarantors will comply with all reporting requirements, financial covenants and non-financial covenants and all other terms set forth in each of the Notes and other Loan Documents, as amended hereby, and all other documentation executed and delivered to the Noteholders in connection therewith. Each of the Company and Guarantors hereby agrees to duly execute and deliver or cause to be executed or delivered such further instruments, agreements or similar documents as may be necessary to carry out the provisions and purposes of this Agreement.

a.The execution, delivery and effectiveness of this Agreement shall not constitute a waiver of any provision contained in the Notes or Loan Documents, except as specifically set forth herein.

a.Each of the Company and Guarantors hereby agrees to duly execute and deliver or cause to be executed or delivered such further instruments, agreements or similar documents as may be necessary to carry out the provisions and purposes of this Agreement.

a.This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the federal laws of Canada applicable therein.

a.This Agreement may be executed and delivered in original, facsimile or portable document format (pdf) form.

a.The Noteholders that have executed this Agreement (the “Executing Noteholders”) collectively hold at least 51% of the aggregate outstanding Exposure of all Noteholders. Notwithstanding the foregoing, the Company hereby certifies as of the date hereof that Rimrock High Income Plus (Master) Fund, Ltd., as a Noteholder, holds at least 51% of the aggregate outstanding Exposure of all Noteholders and, on this basis, is sufficient to constitute the “Required Holders” under the Notes and Intercreditor Agreement for the purposes of the consent requested herein. Pursuant to the foregoing, by its execution hereof, the Collateral Agent is directed by each of the Executing Noteholders (including, for greater certainty, those comprising the Required Holders), to acknowledge the amendment contained in section 2 of this Amendment and it is acknowledged and agreed that:

a.the execution and delivery by the Collateral Agent of this Amendment is solely intended to satisfy the technical requirements of Section 4.14(b) of the Intercreditor Agreement; and

a.all of the rights, protections and immunities applicable to the Collateral Agent and set forth in the Notes and the Intercreditor Agreement shall be incorporated by reference herein.

(the remainder of the page has been left intentionally blank; execution pages follow)

DATED as of the date first written above.

CLEVER LEAVES INTERNATIONAL I
By: /s/ Kyle Detwiler
Name: Kyle Detwil
Title: CE

CLEVER LEAVES HOLDINGS I
By: /s/ Kyle Detwiler
Name: Kyle Detwil
Title: CE

GLAS AMERICAS L
By: /s/ Diana Gulyan
Name: Diana Gulyan
Title:

RIMROCK HIGH INCOME PLUS (MASTER) FUND,
By: /s/ Steve Foulke
Name: Steven Foulke
Title: Director